2026 Second Quarter Results Earnings Presentation

GCM GROSVENOR | 2 GCM Grosvenor Reports Q2 2026 Results "GCM Grosvenor had a strong second quarter with good investment performance and growth across all strategies and channels." said Michael Sacks, GCM Grosvenor's Chairman and Chief Executive Officer. "Our AUM and Fee-Paying AUM increased 13% year- over-year, we raised $2.3 billion in the quarter, and we enter the second half of 2026 with exciting momentum." CHICAGO, August  10, 2026 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the second fiscal quarter ended June 30, 2026. Dividend GCM Grosvenor's Board of Directors approved a $0.12 per share dividend payable on September 15, 2026 to shareholders on record September 1, 2026. Conference Call Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (800) 330-6710 / (312) 471-1353 and using the passcode: 5588218. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $97 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 550 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com.

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 19, 2026 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Past performance is not a guarantee or necessarily indicative of future results. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward-Looking Statements Media Contact Dana Gorman / Deven Anand H/Advisors (on behalf of GCM Grosvenor) dana.gorman@h-advisors.global / deven.anand@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

Second Quarter 2026 Results

- **Raised $2.3 billion** of new capital in the second quarter 2026, bringing last twelve month fundraising to **$9.3 billion**
- **Fee-Paying AUM** increased to **$78 billion** as of quarter end, **increasing 13%** over the prior year
  - **Absolute Return Strategies** was a key growth driver, with ARS Fee-Paying AUM **increasing 22%** over the prior year
- **Solid financial results** for the quarter
  - Quarter-to-date 2026 **GAAP Net Income attributable to GCM Grosvenor Inc.** was $9.6 million
  - Quarter-to-date 2026 **Fee-Related Revenue increased 11%** compared to prior year QTD
  - Quarter-to-date 2026 **Fee-Related Earnings increased 21%** compared to prior year QTD
  - Quarter-to-date 2026 **Adjusted Net Income[3 4] increased 22%** compared to prior year QTD

$bn	JUNE 30, 2025	JUNE 30, 2026	% CHANGE VS Q2 25
AUM	$ 85.9	$ 96.7	13 %
FPAUM	69.1	78.1	13 %
Private Markets FPAUM	45.5	49.3	8 %
Absolute Return Strategies FPAUM	23.6	28.8	22 %
CNYFPAUM[1]	8.7	9.7	11 %

$mm	THREE MONTHS ENDED JUNE 30, 2026	% CHANGE VS QTD Q2 25	SIX MONTHS ENDED JUNE 30, 2026	% CHANGE VS YTD Q2 25
GAAP Revenue	$ 134.3	12 %	$ 259.1	6 %
GAAP net income attributable to GCM Grosvenor Inc.	9.6	(38)%	15.0	(5)%
Earnings (loss) per share of Class A common stock - Diluted	0.12	140 %	0.17	143 %
Fee-Related Revenue[2]	110.8	11 %	217.5	6 %
Private Markets Management Fees[2]	66.4	10 %	129.5	2 %
Absolute Return Strategies Management Fees[2]	42.5	11 %	84.1	11 %
Fee-Related Earnings	50.3	21 %	96.9	10 %
Adjusted EBITDA[3]	57.2	16 %	110.6	7 %
Adjusted Net Income[3 4]	39.2	22 %	75.2	12 %
Adjusted Net Income Per Share[3]	0.19	19 %	0.37	9 %

GCM GROSVENOR | 4

1-4. See Notes towards the end of the document.

GCM GROSVENOR | 5 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $174.1 91.0 174.1 2020 LTM $95.1 $193.8 2020 LTM $147.0 $253.3 2020 LTM 10% CAGR 13% CAGR 14% CAGR $67.4 $75.2 67.4 75.2 YTD 2025 YTD 2026 $88.3 $96.9 YTD 2025 YTD 2026 $102.9 $110.6 YTD 2025 YTD 2026 7% 12% 10%

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 June 30, 2026 Growing Earnings Power $62bn $97bn AUM Private Markets Growing as a Percentage 59% 69% Private Markets % of AUM Shifting Towards Direct- Oriented Strategies 39% 55% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 45% LTM FRE Margin Carried Interest Earnings Potential Increasing $133mm $493mm Firm Share of Unrealized Carried Interest Balance5 5. See Notes towards the end of the document.

Key Long-Term Growth Drivers

1. Solid Foundation for Growth

Meaningful Embedded Growth

$9.7bn

Contracted Not Yet Fee-Paying AUM[1]

Client Retention

Approximately
90%

Private Markets Re-Up Rate[9]

Compounding Capital

13%

Absolute Return Strategies AUM CAGR since Q4 2023

2. Planting Seeds for Future Growth[8]

Individual Investor

$1.7bn

Individual investor fundraising in the last 2 years

Insurance

$2.4bn

Insurance fundraising in the last 2 years

Expanding Institutional Geographically

43%

% of institutional fundraising in the last 2 years outside of the U.S.

3. Scalable with Growing Earnings Power

Growing, Recurring Management Fees

80%+

Average annual management fees, net as a % of revenue over the last five years[7]

Margin Expansion

31% ▶ **45%**

2020 FRE margin → LTM FRE margin

Significant Incentive Fee Opportunity

$1.0bn

Unrealized carried interest balance[5]

$40mm

Run-rate annual performance fees[6]

1, 5-9. See Notes towards the end of the document.

GCM GROSVENOR | 7

GCM GROSVENOR | 8 Private Equity $33.0bn Credit11 $17.9bn Infrastructure $19.6bn Absolute Return $30.5bn Real Estate $7.2bn Flexible Client Solutions Diversified Open Architecture Investment Platform GCM Grosvenor: Central to the Alternatives Ecosystem Co-Investments | Secondaries | Direct Investments | Seeding | Primaries 10-11. See Notes towards the end of the document. Note: Amounts presented are as of June 30, 2026 $97bn Chicago 9 554 AUM Headquarters Global Offices Employees10 $67.0bn Customized Separate Accounts $29.7bn Specialized Funds Closed-End | Evergreen | Registered

GCM GROSVENOR | 9 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $80.1 $90.9 $96.7 $4.7 $6.2 $5.0 $5.1 $5.8 $5.3 $6.4 $25.2 $26.6 $23.0 $22.4 $23.3 $26.8 $30.5 $9.2 $13.1 $16.6 $20.0 $20.6 $25.9 $26.8$22.8 $26.2 $29.1 $29.4 $30.4 $32.9 $33.0 Private Equity Real Assets Absolute Return Strategies Credit and Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q2 2026 7% Private Equity CAGR 4% Absolute Return Strategies CAGR 21% Real Assets CAGR AUM by Strategy (bn) 12. See Notes towards the end of the document. 8% CAGR 11% Private Markets CAGR 12 12 13% Absolute Return Strategies CAGR Since Q4 2023

GCM GROSVENOR | 10 Diversified Fundraising Drives Stability & Growth $7.0 $9.4 $7.8 $5.1 $7.1 $10.7 $9.3 $1.4 $1.0 $0.5 $0.2 $1.9 $1.5 $2.1 $1.4 $1.9 $0.5 $0.5 $1.3 $1.9 $2.0$0.9 $1.6 $0.9 $0.3 $1.4 $0.8 $1.2 $3.5 $2.1 $2.7 $1.2 $3.8 $2.7 $3.0 $2.1 $3.1 $0.8 $2.4 $2.1 $1.7 Private Equity Infrastructure Real Estate Absolute Return Strategies Credit and Other 2020 2021 2022 2023 2024 2025 LTM 13. See Notes towards the end of the document. 28% Public Pension 19% Insurance 13% Individual Investor 12% Corporation 10% Government/Sovereign Entity 7% Other 6% Financial Institutions 5% Union Pension 55% Americas 27% APAC 18% EMEA LTM Fundraising LTM Fundraising 13 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $2.3bn Q2 2026 Fundraising

GCM GROSVENOR | 11 $3.9 $4.8 $5.2 $7.4 $8.8 $9.8 $11.7 $13.6 $14.3 $2.3 $2.8 $3.2 $4.9 $6.1 $6.2 $7.0 $7.3 $7.4 $1.6 $2.0 $2.1 $2.5 $2.6 $3.5 $4.0 $5.0 $5.4 $0.1 $0.7 $1.3 $1.5 Private Equity Real Assets Credit 2018 2019 2020 2021 2022 2023 2024 2025 Through Q2 2026 Scaling and Expanding Private Market Specialized Fund Franchises Cumulative selected private market specialized fund closings (bn) 14 Private Markets Specialized Fund Franchises Note: Figures may not sum, due to rounding. 14. See Notes towards the end of the document. Credit • Diversified, Co-Investments, Secondaries (Private credit funds)* Real Assets • Infrastructure Co-Investments (CIS and CGIF)* • Infrastructure Direct Investments (IAF and EWIF)* • Real Estate Direct Investments (REV)* Private Equity • Co-Investments (GCF)* • Secondaries (GSF)* • Opportunistic (MAC)* • Diversified (Advance) • Seeding (Elevate) Note: * = currently raising capital

GCM GROSVENOR | 12 Private Markets Growth Led by Direct-Oriented Shift Private Markets Assets Under Management (bn) 69% Private Markets % of Total AUM $42bn Private Markets Fundraising since 202015 $36.8 $45.6 $50.7 $54.5 $56.8 $64.1 $66.2 $22.3 $25.2 $26.0 $26.2 $27.4 $29.7 $29.9 $14.5 $20.4 $24.7 $28.3 $29.4 $34.4 $36.3 Direct-Oriented Primary Funds Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q2 2026 11% CAGR 55% Direct-Oriented % of Private Markets AUM 15. See Notes towards the end of the document.

GCM GROSVENOR | 13 Management Fee-Centric and Scalable Business $302 $341 $356 $361 $387 $408 $418 $8 $7 $4 $5 $6 $8 $9 $61 $83 $25 $31 $73 $89 $89 $371 $431 $385 $397 $466 $505 $516 Firm-Share of Incentive Fees Admin & Other Management Fees, Net 2020 2021 2022 2023 2024 2025 LTM $158 $160 $159 $149 $147 $148 $148 $57 $67 $73 $76 $80 $84 $86 $95 $120 $129 $140 $166 $185 $194$310 $347 $361 $366 $393 $416 $428 Fee-Related Earnings G&A and Other, Net Fee-Related Compensation 2020 2021 2022 2023 2024 2025 LTM Fee-Related Revenue and Expenses Breakdown of FRR by fee-related expenses and margin (mm) Management-Fee Driven Earnings (mm) Management fee centricity7 82% 79% 92% 91% 83% 81% 81% 31% FRE Margin 45% FRE Margin Note: Figures may not sum, due to rounding. Firm-Share of Incentive Fees is prior to cash-based incentive fee related compensation. 7, 16. See Notes towards the end of the document. 16

GCM GROSVENOR | 14 133 477 493262 466 472 Non-Firm Share of Carried Interest Firm Share of Carried Interest 5. See Notes towards the end of the document. Unrealized Carried Interest at Net Asset Value as of Q2 2026 144 programs with unrealized carried interest Unrealized carried interest by vintage year (mm) $ million 51% Firm Share 34% Firm Share Gr wing Carried Interest Earnings Power5 Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry. Unrealized Carried Interest Bridge (mm) $65 $192 $555 $153 15 91 306 8150 101 249 72 Non-Firm Share of Carried Interest by Vintage Year Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2017 2018-2021 2022+ 47% Firm Share 53% Firm Share 23% Firm Share Q4 2020 Additions Realizations Q2 2026 $395 $(373) (117) (256) +$943 $965 55% Firm Share

GCM GROSVENOR | 15 Unrealized Carried Interest vs. Gross Incentive Fees (mm) Meaningful Earnings Upside from Incentive Fees $395 $788 $789 $776 $836 $949 $965 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $106.2 $123.5 $121.8 $52.8 $52.0 $2.6 $15.3 $55.3 $68.2 $69.9 $58.9 $121.9 $72.6 $49.6 $50.9 $55.3 $51.9 Carried Interest Performance Fees 2020 2021 2022 2023 2024 2025 LTM 5-6. See Notes towards the end of the document. 2024 202320222021 2020 5 $39.9 $68.2 $14.4 $17.2 $25.5 $51.0 AUM Subject to Carried Interest AUM Subject to Performance Fees 2020 Q2'26 +10% CAGR $40mm Run-rate annual performance fees6 13% AUM subject to carried interest CAGR AUM Subject to Incentive Fees (bn) 2025 Q2 2026

GCM GROSVENOR | 1617-20. See Notes towards the end of the document. • GCM Grosvenor repurchased 1.6 million shares of Class A common stock for $17.1 million during the quarter ended June 30, 202617. ◦ $55 million remained in the approved share repurchase program as of June 30, 2026. • GCM Grosvenor's Board of Directors approved a $0.12 per share dividend payable on September 15, 2026 to shareholders on record September 1, 2026. SUMMARY OF OWNERSHIP AS OF 6/30/26 (mm) Shares % Management Owned Shares 141.7 70 % Publicly Traded Shares 61.1 30 % Total Shares 202.8 100 % Other Key Items KEY CASH, INVESTMENT AND DEBT METRICS AS OF 6/30/26 ($mm) Cash and Cash Equivalents18 $ 140 Investments19 255 Cash and Investments 395 Unrealized Carried Interest19 493 Cash, Investments and Unrealized Carried Interest19 888 Debt20 364 Drawn Revolving Credit Facility ($50 million available) 0

GCM GROSVENOR | 17 Supplemental Information

GCM GROSVENOR | 18 $000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED THREE MONTHS ENDED SIX MONTHS ENDED JUN 30, 2025 JUN 30, 2026 JUN 30, 2025 JUN 30, 2026 Revenues Management fees $ 101,924 $ 114,762 $ 211,239 $ 225,632 Incentive fees 16,258 17,592 31,326 29,585 Other operating income 1,475 1,985 2,938 3,900 Total operating revenues 119,657 134,339 245,503 259,117 Expenses Employee compensation and benefits 74,863 71,178 157,103 146,546 General, administrative and other 25,549 27,676 53,825 56,604 Total operating expenses 100,412 98,854 210,928 203,150 Operating income 19,245 35,485 34,575 55,967 Investment income 5,782 3,472 6,546 7,393 Interest expense (5,908) (4,431) (11,571) (9,294) Other income 1,182 1,015 2,028 2,355 Change in fair value of warrant liabilities 19,388 — 10,612 — Net other income 20,444 56 7,615 454 Income before income taxes 39,689 35,541 42,190 56,421 Provision (benefit) for income taxes (202) 3,688 3,389 6,824 Net income 39,891 31,853 38,801 49,597 Less: Net income attributable to noncontrolling interests in subsidiaries 980 623 1,155 1,487 Less: Net income attributable to noncontrolling interests in GCMH 23,474 21,666 21,746 33,079 Net income attributable to GCM Grosvenor Inc. $ 15,437 $ 9,564 $ 15,900 $ 15,031 Earnings per share of Class A common stock: Basic $ 0.30 $ 0.16 $ 0.33 $ 0.25 Diluted $ 0.05 $ 0.12 $ 0.07 $ 0.17 Weighted average shares of Class A common stock outstanding: Basic (in millions) 51.1 61.1 48.4 61.0 Diluted (in millions) 196.3 203.6 195.6 204.2 GAAP Statements of Income

Summary of Non-GAAP Financial Measures[3]

$000, except per share amounts and where otherwise noted	THREE MONTHS ENDED		SIX MONTHS ENDED	
ADJUSTED EBITDA	JUN 30, 2025	JUN 30, 2026	JUN 30, 2025	JUN 30, 2026
Revenues				
Private markets strategies[2]	$ 60,148	$ 66,363	$ 127,073	$ 129,530
Absolute return strategies[2]	38,334	42,453	76,109	84,111
Management fees, net	98,482	108,816	203,182	213,641
Administrative fees and other operating income	1,475	1,985	2,938	3,900
Fee-Related Revenue[2]	**99,957**	**110,801**	**206,120**	**217,541**
Less:				
Cash-based employee compensation and benefits, net[21]	(37,134)	(38,434)	(75,231)	(75,835)
General, administrative and other, net[16]	(21,206)	(22,085)	(42,615)	(44,757)
Fee-Related Earnings	**41,617**	**50,282**	**88,274**	**96,949**
Fee-Related Earnings Margin	***42%***	***45%***	***43%***	***45%***
Incentive fees:				
Performance fees	1,433	1,414	5,251	6,915
Carried interest	14,825	16,178	26,075	22,670
Incentive fee related compensation and NCI:				
Cash-based incentive fee related compensation	(3,832)	(4,505)	(8,990)	(8,723)
Carried interest compensation, net[22]	(8,564)	(8,927)	(14,583)	(13,330)
Carried interest attributable to noncontrolling interests	(1,306)	(475)	(1,758)	(1,035)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[23]	3,339	1,185	5,092	2,383
Interest income	1,019	1,022	1,899	2,747
Other (income) expense	163	(8)	129	21
Depreciation	822	1,033	1,503	1,953
Adjusted EBITDA	**49,516**	**57,199**	**102,892**	**110,550**
Adjusted EBITDA Margin	***43%***	***45%***	***43%***	***45%***
ADJUSTED NET INCOME PER SHARE				
Adjusted EBITDA	**49,516**	**57,199**	**102,892**	**110,550**
Depreciation	(822)	(1,033)	(1,503)	(1,953)
Interest expense	(5,908)	(4,431)	(11,571)	(9,294)
Adjusted Pre-Tax Income	**42,786**	**51,735**	**89,818**	**99,303**
Adjusted income taxes[4]	(10,696)	(12,572)	(22,454)	(24,131)
Adjusted Net Income	**32,090**	**39,163**	**67,364**	**75,172**
Adjusted shares outstanding (in millions)	196.3	203.6	195.6	204.2
Adjusted Net Income per Share	**$ 0.16**	**$ 0.19**	**$ 0.34**	**$ 0.37**

2-4,16, 21-23. See Notes towards the end of the document.

GCM GROSVENOR | 19

GCM GROSVENOR | 20 $000, except per share amounts and where otherwise noted DEC 31, 2025 JUN 30, 2026 Assets Cash and cash equivalents $ 242,116 $ 139,596 Management fees receivable 23,937 28,254 Incentive fees receivable 73,860 24,136 Due from related parties 14,606 14,814 Investments 275,313 291,644 Premises and equipment, net 29,888 33,610 Lease right-of-use assets 40,016 38,230 Goodwill 28,959 28,959 Deferred tax assets, net 56,711 51,840 Other assets 28,356 25,962 Total assets 813,762 677,045 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 108,146 54,691 Debt 428,435 362,003 Payable to related parties pursuant to the tax receivable agreement 54,636 54,640 Lease liabilities 51,794 50,938 Accrued expenses and other liabilities 43,319 32,376 Total liabilities 686,330 554,648 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 60,721,681 and 61,120,273 issued and outstanding as of December 31, 2025 and June 30, 2026, respectively 6 6 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 141,665,831 issued and outstanding as of December 31, 2025 and June 30, 2026 14 14 Additional paid-in capital 44,004 43,648 Accumulated other comprehensive loss (770) (193) Retained earnings (16,262) (18,137) Total GCM Grosvenor Inc. equity 26,992 25,338 Noncontrolling interests in subsidiaries 44,006 39,428 Noncontrolling interests in GCMH 56,434 57,631 Total equity 127,432 122,397 Total liabilities and equity $ 813,762 $ 677,045 GAAP Balance Sheets

GCM GROSVENOR | 21 $000 THREE MONTHS ENDED SIX MONTHS ENDED JUN 30, 2025 MAR 31, 2026 JUN 30, 2026 JUN 30, 2025 JUN 30, 2026 Fee-Related Earnings Compensation Cash-based employee compensation and benefits, net21 $ 37,134 $ 37,401 $ 38,434 $ 75,231 $ 75,835 Incentive Fee Related Compensation Cash-based incentive fee related compensation 3,832 4,218 4,505 8,990 8,723 Carried interest compensation, net22 8,564 4,403 8,927 14,583 13,330 Non-cash carried interest compensation and other 717 19 50 23 69 Equity-Based Compensation Equity-based compensation 6,776 22,954 10,650 27,077 33,604 Other Compensation Partnership interest-based compensation 16,323 5,378 7,626 28,548 13,004 Severance 1,524 949 598 2,628 1,547 Other compensation, net (7) 46 388 23 434 GAAP employee compensation and benefits $ 74,863 $ 75,368 $ 71,178 $ 157,103 $ 146,546 21-22. See Notes towards the end of the document. Components of GAAP Employee Compensation and Benefits

GCM GROSVENOR | 22 $000 THREE MONTHS ENDED SIX MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR JUN 30, 2025 MAR 31, 2026 JUN 30, 2026 JUN 30, 2025 JUN 30, 2026 Incentive fees: Performance fees $ 1,433 $ 5,501 $ 1,414 $ 5,251 $ 6,915 Carried interest 14,825 6,492 16,178 26,075 22,670 Total Incentive Fees $ 16,258 $ 11,993 $ 17,592 $ 31,326 $ 29,585 Less incentive fees contractually owed to others:         Cash carried interest compensation (9,281) (4,422) (8,977) (14,606) (13,399) Non-cash carried interest compensation and other 717 19 50 23 69 Carried interest attributable to other noncontrolling interest holders (1,306) (560) (475) (1,758) (1,035) Firm share of incentive fees 6,388 7,030 8,190 14,985 15,220 Less: Cash-based incentive fee related compensation (3,832) (4,218) (4,505) (8,990) (8,723) Net incentive fees attributable to GCM Grosvenor $ 2,556 $ 2,812 $ 3,685 $ 5,995 $ 6,497 Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			SIX MONTHS ENDED	
ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME	JUN 30, 2025	MAR 31, 2026	JUN 30, 2026	JUN 30, 2025	JUN 30, 2026
Net income attributable to GCM Grosvenor Inc.	**$ 15,437**	**$ 5,467**	**$ 9,564**	**$ 15,900**	**$ 15,031**
Plus:					
Net income attributable to noncontrolling interests in GCMH	23,474	11,413	21,666	21,746	33,079
Provision (benefit) for income taxes	(202)	3,136	3,688	3,389	6,824
Change in fair value of warrant liabilities	(19,388)	—	—	(10,612)	—
Amortization expense	330	—	—	658	—
Severance	1,524	949	598	2,628	1,547
Transaction expenses[24]	101	472	286	1,555	758
Loss on extinguishment of debt	—	414	—	—	414
Changes in tax receivable agreement liability and other	14	—	—	65	—
Partnership interest-based compensation	16,323	5,378	7,626	28,548	13,004
Equity-based compensation	6,776	22,954	10,650	27,077	33,604
Other non-cash compensation	(7)	46	51	177	97
Less:					
Unrealized investment income, net of noncontrolling interests	(2,313)	(2,680)	(2,444)	(1,336)	(5,124)
Non-cash carried interest compensation and other	717	19	50	23	69
Adjusted Pre-Tax Income	**42,786**	**47,568**	**51,735**	**89,818**	**99,303**
Less:					
Adjusted income taxes[4]	(10,696)	(11,559)	(12,572)	(22,454)	(24,131)
Adjusted Net Income	**$ 32,090**	**$ 36,009**	**$ 39,163**	**$ 67,364**	**$ 75,172**

4, 24 See Notes towards the end of the document.

GCM GROSVENOR | 23

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			SIX MONTHS ENDED	
ADJUSTED EBITDA	JUN 30, 2025	MAR 31, 2026	JUN 30, 2026	JUN 30, 2025	JUN 30, 2026
Adjusted Net Income	**$ 32,090**	**$ 36,009**	**$ 39,163**	**$ 67,364**	**$ 75,172**
Plus:					
Adjusted income taxes[4]	10,696	11,559	12,572	22,454	24,131
Depreciation expense	822	920	1,033	1,503	1,953
Interest expense	5,908	4,863	4,431	11,571	9,294
Adjusted EBITDA	**$ 49,516**	**$ 53,351**	**$ 57,199**	**$ 102,892**	**$ 110,550**
FEE-RELATED EARNINGS					
Adjusted EBITDA	**$ 49,516**	**$ 53,351**	**$ 57,199**	**$ 102,892**	**$ 110,550**
Less:					
Incentive fees	(16,258)	(11,993)	(17,592)	(31,326)	(29,585)
Depreciation expense	(822)	(920)	(1,033)	(1,503)	(1,953)
Other non-operating income	(1,182)	(1,754)	(1,014)	(2,028)	(2,768)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[23]	(3,339)	(1,198)	(1,185)	(5,092)	(2,383)
Plus:					
Incentive fee-related compensation	12,396	8,621	13,432	23,573	22,053
Carried interest attributable to other noncontrolling interest holders	1,306	560	475	1,758	1,035
Fee-Related Earnings	**$ 41,617**	**$ 46,667**	**$ 50,282**	**$ 88,274**	**$ 96,949**
FEE-RELATED REVENUE					
Total Operating Revenues	**$ 119,657**	**$ 124,778**	**$ 134,339**	**$ 245,503**	**$ 259,117**
Less:					
Incentive fees	(16,258)	(11,993)	(17,592)	(31,326)	(29,585)
Fund expense reimbursement revenue, net	(3,247)	(5,400)	(5,119)	(7,775)	(10,519)
Other adjustments[25]	(195)	(645)	(827)	(282)	(1,472)
Fee-Related Revenue	**$ 99,957**	**$ 106,740**	**$ 110,801**	**$ 206,120**	**$ 217,541**

4, 23, 25. See Notes towards the end of the document.

GCM GROSVENOR | 24

GCM GROSVENOR | 25 Note: Amounts may not foot due to rounding. $000, except per share amounts and where otherwise noted THREE MONTHS ENDED SIX MONTHS ENDED ADJUSTED SHARES JUN 30, 2025 MAR 31, 2026 JUN 30, 2026 JUN 30, 2025 JUN 30, 2026 Weighted-average shares of Class A common stock outstanding - basic (in millions) 51.1 61.0 61.1 48.4 61.0 Exchange of partnership units (in millions) 142.8 141.7 141.7 143.5 141.7 Exercise of private warrants - incremental shares under the treasury stock method (in millions) 0.1 — — 0.1 — Exercise of public warrants - incremental shares under the treasury stock method (in millions) 1.2 — — 1.7 — Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) 1.2 2.1 0.9 1.9 1.5 Weighted-average shares of Class A common stock outstanding - diluted (in millions) 196.3 204.8 203.6 195.6 204.2 Adjusted shares (in millions) 196.3 204.8 203.6 195.6 204.2 ADJUSTED NET INCOME PER SHARE JUN 30, 2025 MAR 31, 2026 JUN 30, 2026 JUN 30, 2025 JUN 30, 2026 Adjusted Net Income $ 32,090 $ 36,009 $ 39,163 $ 67,364 $ 75,172 Weighted-average shares of Class A common stock outstanding - basic (in millions) 51.1 61.0 61.1 48.4 61.0 Exchange of partnership units (in millions) 142.8 141.7 141.7 143.5 141.7 Effect of dilutive warrants (in millions) 1.3 — — 1.8 — Effect of RSUs (in millions) 1.2 2.1 0.9 1.9 1.5 Adjusted shares (in millions) 196.3 204.8 203.6 195.6 204.2       Adjusted Net Income Per Share $ 0.16 $ 0.18 $ 0.19 $ 0.34 $ 0.37 Reconciliation to Adjusted Net Income Per Share

GCM GROSVENOR | 26 $mm PRIVATE MARKETS STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (April 1, 2026) $ 47,999 $ 25,537 $ 73,536 $ 9,850   $ 91,486 Contributions from CNYFPAUM 1,028 15 1,043   Contributions from New Capital Raised 845 608 1,453   Withdrawals (44) (439) (483)   Distributions (581) (92) (673)   Change in Market Value 81 3,191 3,272   Foreign Exchange and Other (25) (17) (42)   End of Period Balance (June 30, 2026) $ 49,303 $ 28,803 $ 78,106 $ 9,678   $ 96,717 % Change 3% 13% 6% (2) %   6 % Three Months Ended June 30, 2026 Change in FPAUM and AUM $mm PRIVATE MARKETS STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2026) $ 47,180 $ 25,319 $ 72,499 $ 10,405   $ 90,928 Contributions from CNYFPAUM 1,981 39 2,020   Contributions from New Capital Raised 1,489 1,044 2,533   Withdrawals (61) (685) (746)   Distributions (1,319) (102) (1,421)   Change in Market Value 115 3,246 3,361   Foreign Exchange and Other (82) (58) (140)   End of Period Balance (June 30, 2026) $ 49,303 $ 28,803 $ 78,106 $ 9,678   $ 96,717 % Change 4% 14% 8% (7) %   6 % Six Months Ended June 30, 2026

GCM GROSVENOR | 27 $000 THREE MONTHS ENDED SIX MONTHS ENDED MANAGEMENT FEES JUN 30, 2025 MAR 31, 2026 JUN 30, 2026 JUN 30, 2025 JUN 30, 2026 Private Markets Specialized Funds26 $ 24,629 $ 26,073 $ 28,225 $ 56,707 $ 54,298 Average Fee Rate27 0.79% 0.78% 0.80% 0.79% 0.78 % Customized Separate Accounts 35,519 37,094 38,138 70,366 75,232 Average Fee Rate 0.44% 0.44% 0.44% 0.44% 0.44 % Private Markets Management Fees26 60,148 63,167 66,363 127,073 129,530 Average Fee Rate - Private Markets27 0.54% 0.54% 0.55% 0.54% 0.54 %       Absolute Return Strategies Management Fees 38,334 41,658 42,453 76,109 84,111 Average Fee Rate - Absolute Return Strategies (Management Fee Only) 0.67% 0.66% 0.65% 0.67% 0.65 % Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run-Rate Performance Fee at End of Period)6 0.79% 0.78% 0.78% 0.80% 0.79% 2, 6, 26-27. See Notes towards the end of the document. Management Fee Detail2

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[28]	$ 15,287	$ 17,051	$ 28,541	$ 2,305	1.81	13.3 %	10.3 %	S&P 500
Secondary Investments[29]	719	655	930	189	1.71	15.4 %	12.2 %	S&P 500
Co-Investments/Direct Investments[30]	4,732	4,504	7,387	1,475	1.97	18.5 %	14.7 %	S&P 500
Infrastructure								
Primary Fund Investments[31]	607	677	935	248	1.75	12.1 %	6.4 %	MSCI World Infrastructure
Direct-Oriented Investments[31]	3,408	3,305	4,817	1,186	1.82	14.4 %	4.9 %	MSCI World Infrastructure
Real Estate[32]	927	965	1,257	82	1.39	13.4 %	9.7 %	NFI-ODCE Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through March 31, 2026. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

28-32. See Notes towards the end of the document.

GCM GROSVENOR | 28

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY		COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity									
Primary Fund Investments[28]	$	28,017 $	26,518 $	32,063 $	11,125	1.63	12.4 %	11.1 %	S&P 500
Secondary Investments[29]		3,067	2,707	1,493	2,360	1.42	13.3 %	13.6 %	S&P 500
Co-Investments/Direct Investments[30]		8,853	8,358	7,554	6,984	1.74	15.8 %	14.4 %	S&P 500
Opportunistic Programs		3,645	3,681	2,764	2,738	1.49	14.7 %	N/A	N/A
Infrastructure									
Primary Fund Investments[31]		5,004	3,653	1,539	3,337	1.34	9.4 %	11.1 %	MSCI World Infrastructure
Direct-Oriented Investments[31]		8,703	8,100	5,419	6,695	1.50	11.8 %	9.4 %	MSCI World Infrastructure
Real Estate[32]		6,016	5,026	2,287	3,506	1.15	6.2 %	2.8 %	NFI-ODCE Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through March 31, 2026. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

28-32. See Notes towards the end of the document.

GCM GROSVENOR | 29

GCM GROSVENOR | 30 AS OF JUN 30, 2026 THREE MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED JUN 30, 2026 Assets Under Management (bn) JUN 30, 2026 ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 30.5 12.6% 12.1% 22.3% 21.1% 14.8% 13.9% 8.8% 8.0% 7.5% 6.4 % GCMLP Diversified Multi- Strategy Composite $ 14.0 14.1% 13.7% 24.8% 23.6% 16.5% 15.5% 10.0% 9.2% 8.5% 7.2 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

Notes

Data in the presentation is as of June 30, 2026 unless otherwise noted.

1. Of the $9.7 billion CNYFPAUM as of June 30, 2026, approximately $1.7 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $0.2 billion of such amount in 2026, approximately $0.5 billion of such amount in 2027, and remaining approximately $1.0 billion in 2028 and beyond. With respect to approximately $8.0 billion of the $9.7 billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities.
2. Excludes fund expense reimbursement revenue, net and net revenue of noncontrolling interests in consolidated subsidiary.
3. Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric.
4. Reflects a corporate and blended statutory tax rate of 25.0% and 24.3% applied to Adjusted Pre-Tax Income for the three and six months ended June 30, 2025 and 2026, respectively. The 25.0% and 24.3% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0% and 3.3%, respectively.
5. Represents consolidated view, including all NCI and compensation related awards.
6. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS.
7. Calculated as management fees, net divided by fee-related revenue plus the firm-share of incentive fee revenue.
8. Fundraising from July 1, 2024 through June 30, 2026.
9. Re-up % for Private Markets customized separate accounts from January 1, 2018 through June 30, 2026.
10. Employee data as of July 1, 2026. Individuals with dual responsibilities are counted only once.
11. Credit Investments overlap with investments in other strategies.
12. Other includes opportunistic strategies. Credit and other is included in private markets CAGR.
13. Other includes opportunistic strategies.
14. Cumulative selected private market specialized fund closings from 2009 to 2018.
15. Fundraising from January 1, 2020 through June 30, 2026.
16. G&A and Other, Net is a non-GAAP financial measure. See below for reconciliations of our non-GAAP financial measure to the most comparable GAAP metric. General, administrative and other, net is comprised of the following:

$000	THREE MONTHS ENDED		SIX MONTHS ENDED	
COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET	JUN 30, 2025	JUN 30, 2026	JUN 30, 2025	JUN 30, 2026
General, administrative and other	$ (25,549)	$ (27,676)	$ (53,825)	$ (56,604)
Plus:				
Transaction expenses[24]	101	286	1,555	758
Fund reimbursement expense	3,247	4,781	7,929	10,181
Amortization expense	330	—	658	—
Non-core items	665	524	1,068	908
Total general, administrative and other, net	$ (21,206)	$ (22,085)	$ (42,615)	$ (44,757)

17. Includes $14.9 million and $16.0 million of deemed repurchases for RSUs that were settled in cash, including amounts withheld in connection with the payment of tax withholding obligations, for the three and six months ended June 30, 2026.
18. Reflects GAAP cash and cash equivalents including $6 million of cash held at consolidated carry plan entities.

GCM GROSVENOR | 31

GCM GROSVENOR | 32 19. Represents firm share of Net Asset Value as of June 30, 2026. 20. Debt principal at pricing of Term SOFR + 225bps as of June 30, 2026, subject to a Term SOFR floor of 50bps. 21. Excludes severance expenses of $1.5  million, $0.9  million and $0.6  million for the three months ended June  30, 2025, March 31, 2026 and June  30, 2026, respectively, and $2.6 million and $1.5 million for the six months ended June 30, 2025 and June 30, 2026, respectively. 22. Excludes the impact of non-cash carried interest compensation and other of $(0.7) million for the three months ended June 30, 2025. The net non-cash carried interest compensation and other for the three months ended March 31, 2026 and June 30, 2026 and the six months ended June 30, 2025 and June 30, 2026 was de minimis. 23. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. 24. Represents 2025 and 2026 expenses related to completed and contemplated corporate transactions. 25. Represents net revenue of noncontrolling interests in consolidated subsidiary. 26. Includes catch-up management fees of $0.1 million, less than $0.1 million and $0.1 million for the three months ended June  30, 2025, March 31, 2026, and June  30, 2026, respectively, and $7.7 million and $0.1 million for the six months ended June 30, 2025 and June 30, 2026, respectively. Year to date catch-up management fees exclude intra-year amounts. 27. Average fee rate excludes effect of catch-up management fees, temporary fund expense reimbursements and revenue adjustments related to prior periods. 28. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs. 29. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed. 30. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009. 31. Reflects infrastructure investments since 2009, when we formalized our global approach and launched the first infrastructure specialized fund. Infrastructure investments exclude labor impact investments. 32. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy. Notes (Continued)

GCM GROSVENOR | 33 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to noncontrolling interests in GCMH, excluding (b) provision (benefit) for income taxes, (c) amortization expense, (d) partnership interest-based and non-cash compensation, (e) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (f) unrealized investment income, (g) changes in tax receivable agreement liability, (h) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, office relocation costs and loss on extinguishment of debt. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted Shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe Adjusted Net Income Per Share and Adjusted Shares is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue (“FRR”) is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees, (b) net revenue of noncontrolling interests in consolidated subsidiary and (c) fund expense reimbursement revenue, net. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees, (b) other non-operating income, (c) depreciation expense and (d) realized investment income, net of amount attributable to noncontrolling interests in subsidiaries, and to include (a) incentive fee-related compensation and (b) carried interest attributable to other noncontrolling interest holders, net. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 34 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. Contributions from New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP (“LLLP” or “GCMH”), a Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. is a Delaware corporation listed on the Nasdaq under the symbol “GCMG” NM Not Meaningful LTM Last Twelve Months Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (Continued)

GCM GROSVENOR | 35 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included. Share Repurchase Plan Authorization GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock repurchased as part of this plan will be cancelled. Of the Company's $255.0 million total share repurchase authorization, $55.0 million remained available as of June 30, 2026. Disclosures